Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Burnham Investors Trust

In planning and performing our audits of the financial statements of Burnham Investors Trust
(the Trust) consisting of Burnham Fund
Burnham Financial Services Fund, Burnham
Financial Industries Fund and Burnham U. S. Government
 Money Market Fund, as of and for the
year ended December 31, 2005, in accordance with
 the standards of Public Company Accounting
Oversight Board (United States), we considered
 the Trusts internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion
on the effectiveness of the Trusts internal control over
 financial reporting.  Accordingly, we
express no such opinion.

The management of the Trust is responsible for establishing
 and maintaining internal control
over financial reporting.  In fulfilling this responsibility estimates and judgments by
management are required to assess the expected benefits and
 related costs of controls.  A Funds
internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for
external purposes in accordance with generally accepted
 accounting principles.  Such internal
control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use of disposition of a funds assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over
 financial reporting may not prevent or
detect misstatements.  Also, projection of any evaluation
 of effectiveness to future periods are
subject to the risk that controls may become inadequate
 because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

A control deficiency exists when the design or operation
 of a control does not allow management
or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination
of control deficiencies, that adversely affects the Trusts ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the
fund's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the
annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal control over financial reporting was for the limited
purpose described in the first paragraph and would not necessarily disclose all deficiencies in
internal control over financial reporting that might be significant deficiencies or material
weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2005.

This report is intended solely for the information and use of the Board of Trustees and
management of the Trust and the Securities and Exchange Commission
 and is not intended to be
and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 22, 2006




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